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                                                                     EXHIBIT 5.1

MORGAN, LEWIS & BOCKIUS LLP
1701 Market Street
Philadelphia, PA 19103

February 11, 1999

VerticalNet, Inc.
2 Walnut Grove Drive
Horsham, Pennsylvania 19044

Re:      VerticalNet, Inc.- Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to VerticalNet, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 3,891,411 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company to be issued in connection with the Company's Amended and Restated 1996 Equity Compensation Plan and the Company's Employee Stock Purchase Plan (the "Plans"). In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws;
(c) certain records of the Company's corporate proceedings as reflected in its minute books; (d) the Plans; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares will, when issued in the manner and on the terms described in the Plans, be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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Morgan, Lewis & Bockius LLP